Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333-197740) of Performance Shipping Inc. and in the related Prospectus of our report dated April 10, 2020, with respect to the consolidated financial statements of Performance Shipping Inc. included in this Amendment No. 1 to the Annual Report (Form 20-F/A) for the year ended December 31, 2019.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece
April 10, 2020